SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 24, 2002


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

     On April 24, 2002, Calpine Corporation announced that it has increased its public offering of common stock to 66 million shares and has priced the offering at $11.50 per share. Calpine has granted the underwriters an over-allotment option for an additional 9.9 million shares of its common stock, which may be exercised for up to 30 days.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

         99.0     Press release dated April 24, 2002 - Pricing of Common Stock


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  April 25, 2002




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EXHIBIT 99.0

NEWS RELEASE                                              CONTACTS: 408/995-5115
                                         Media Relations: Bill Highlander, X1244
                                         Investor Relations: Rick Barraza, X1125


                    CALPINE ANNOUNCES PRICING OF COMMON STOCK

                   Transaction Increased to 66 Million Shares

     (SAN JOSE, Calif.) April 24, 2002 -- Calpine Corporation [NYSE:CPN] announced today that it has increased its public offering of common stock to 66 million shares and has priced the offering at $11.50 per share. Calpine has granted the underwriters an over-allotment option for an additional 9.9 million shares of its common stock, which may be exercised for up to 30 days.

     Proceeds from the common stock offering are expected to be used to repay debt and for general corporate purposes. The offering is scheduled to close on April 30, 2002.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     The joint bookrunning managers are Credit Suisse First Boston Corporation and Goldman, Sachs & Co. Bank of America Securities LLC and Deutsche Bank Alex. Brown are co-managers.

     Copies of the final prospectus supplement can be obtained from either Credit Suisse First Boston, Eleven Madison Avenue, New York, New York 10010 or Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

     Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 29 states in the United States, three provinces in Canada and the United Kingdom. Calpine is the world's largest producer of renewable geothermal energy, and it owns and markets 1.3 trillion cubic feet of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.